UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2005

Commission File No. 0-20740

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92618-2402

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2005, the Board of Directors (“Board”) of Epicor Software Corporation (“Epicor”) elected Michael Kelly to the Board of Directors effective September 15, 2005. Mr. Kelly was also appointed by the Board to its Compensation Committee. Mr. Kelly assumed a Board seat that had been previously vacated.

Michael Kelly joins Epicor’s board with over 30 years of global experience in banking, finance and public accounting. Kelly is currently CEO of Cape Semiconductor Inc., a fabless semiconductor company providing analog and mixed signal solutions to a variety of industries. Prior to joining Cape, Kelly was vice-chairman and senior managing director of Broadview International, LLC, an international technology investment banking firm and a division of Jefferies Inc. At Broadview, in addition to his focus on key technology sectors including components, telecom and capital equipment, Kelly was responsible Broadview’s operations and activities in Asia. Previously, Kelly was a managing director of Flemings, an international investment bank; a partner with Touche Ross, a national CPA firm; and an executive with Granger Associates, an international telecommunications company. Kelly currently serves on the board of directors of Adept Technology, Inc. Kelly holds a Bachelor of Arts degree in accounting, a Master of Business Administration and is a certified public accountant. Attached to this Current Report, as Exhibit 99, is a copy of the news release for Epicor Software Corporation dated September 15, 2005 titled “Michael Kelly Appointed to Epicor Board of Directors”

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	News release for Epicor Software Corporation dated September 15, 2005 titled “Michael Kelly Appointed to Epicor Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: September 20, 2005	/s/ John D. Ireland
John D. Ireland
Vice President and General Counsel

2

Exhibit Index

Exhibit Number	Description of Document

99.1	News release for Epicor Software Corporation dated September 15, 2005 titled “Michael Kelly Appointed to Epicor Board of Directors”

3